Exhibit 10.8

BABCOCK & WILCOX ENTERPRISES, INC.

2015 LONG-TERM INCENTIVE PLAN

ARTICLE 1

Establishment, Objectives and Duration

1.1 Establishment of the Plan. Babcock & Wilcox Enterprises, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the Babcock & Wilcox Enterprises, Inc. 2015 Long-Term Incentive Plan (hereinafter referred to as this “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Cash Incentive Awards (each as hereinafter defined). This Plan also permits the issuance of awards in partial substitution for awards relating to the common stock of BWXT immediately prior to the spin-off of the Company by BWXT (the “Spin-off”), in accordance with the terms of an Employee Matters Agreement into which BWXT and the Company intend to enter in connection with the Spin-off (the “Employee Matters Agreement”).

1.2 Objectives. This Plan is designed to promote the success and enhance the value of the Company by linking the personal interests of Participants (as hereinafter defined) to those of the Company’s stockholders, and by providing Participants with an incentive for performance. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the employment and/or services of Participants.

1.3 Duration. This Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors (as hereinafter defined) to amend or terminate this Plan at any time pursuant to Article 16 hereof, until all Shares (as hereinafter defined) subject to it shall have been purchased or acquired according to this Plan’s provisions; provided, however, that in no event may an Award (as hereinafter defined) be granted under this Plan on or after                 , 2025.

ARTICLE 2

Definitions

As used in this Plan, the following terms shall have the respective meanings set forth below:

2.1 “Adjusted Award” means an award that is issued under this Plan in accordance with the terms of the Employee Matters Agreement, as an adjustment to, in substitution of, or in accordance with, a stock option, stock appreciation right, share of restricted stock, restricted stock unit, performance share or deferred restricted stock unit that was granted under a BWXT Plan.

2.2 “Appreciation Right” means a right granted pursuant to Article 7 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

2.3 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

2.4 “Award” means a grant under this Plan of any Nonqualified Stock Option, Incentive Stock Option, Appreciation Right, Restricted Stock, Restricted Stock Unit, Cash Incentive Award, Performance Share or Performance Unit, dividend equivalents that are settled in Shares, or other award granted pursuant to Article 11 of the Plan.

2.5 “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and provisions applicable to an Award granted under this Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant. With respect to Adjusted Awards, the term also includes any memorandum or summary of terms that may be specified by the Committee, together with any evidence of award under any BWXT Plan that may be referred to therein.

2.6 “Award Limitations” has the meaning ascribed to such term in Section 4.2.

2.7 “BWXT” means The Babcock & Wilcox Company, a Delaware corporation.

2.8 “BWXT Participant” means a current or former employee or officer of BWXT or any of its Subsidiaries, a current or former member of the board of directors of BWXT, or any other person who holds stock options, stock appreciation rights, shares of restricted stock, restricted stock units, deferred restricted stock units, or performance shares under a BWXT Plan as of the date immediately prior to the Distribution Date.

2.9 “BWXT Plan” means The Babcock & Wilcox Company 2010 Long-Term Incentive Plan (as amended and restated February 25, 2014) or the 2012 Babcock & Wilcox Technical Services Group, Inc. Long-Term Incentive Plan, as amended.

2.10 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.11 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.12 “Cash Incentive Award” means a cash award granted pursuant to Article 9 of this Plan.

2.13 “Change in Control” means, for purposes of this Plan and any Awards, unless otherwise set forth in an applicable Award Agreement by the Committee, the occurrence of any of the following:

(a) 30% Ownership Change: Any Person, other than an ERISA-regulated pension plan established by the Company, makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock (other than a group formation for the purpose of making an acquisition directly from the Company and approved (prior to such group formation) by a majority of the Incumbent Directors); or

(b) Board Majority Change: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

(c) Major Mergers and Acquisitions: Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately before such Business Combination beneficially own, directly or indirectly, more than 51% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately before such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately before such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately before consummation of such Business Combination; or

(d) Major Asset Dispositions: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately before such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the Board (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately before consummation of such Major Asset Disposition.

For purposes of this definition of “Change in Control”,

(1) “Person” means an individual, entity or group;

(2) “group” is used as it is defined for purposes of Section 13(d)(3) of the Exchange Act;

(3) “beneficial owner” is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

(4) “Outstanding Voting Stock” means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) is determined based on the combined voting power of such securities;

(5) “Incumbent Director” means a director of the Company (x) who was a director of the Company on the Effective Date or (y) who becomes a director after such date and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director will not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

(6) “Business Combination” means:

(x) a merger or consolidation involving the Company or its stock; or

(y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets.

(7) “parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries; and

(8) “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company will be based on fair market value, as determined by a majority of the Incumbent Directors.

However, in no event shall a Change in Control be deemed to have occurred under this Plan with respect to a Participant if the Participant is part of a purchasing group which consummates a transaction resulting in a Change in Control. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors).

2.14 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.15 “Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer this Plan, as specified in Article 3 hereof; provided, however, that prior to the initial formation of the Compensation Committee of the Board, references in this Plan to the Committee (unless otherwise indicated) will be deemed to be references to the Board.

2.16 “Company” means Babcock & Wilcox Enterprises, Inc., a corporation organized and existing under the laws of the State of Delaware, and, except where the context otherwise indicates, shall include the Company’s Subsidiaries and, except with respect to the definition of “Change in Control” set forth above and the application of any defined terms used in such definition, any successor to any of such entities as provided in Article 19 hereof.

2.17 “Consultant” means a natural person who is neither an Employee nor a Director and who performs services for the Company or a Subsidiary pursuant to a contract, provided that those services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.18 “Date of Grant” means the date specified by the Committee on which a grant of Options, Appreciation Rights, Performance Shares, Performance Units, or other awards contemplated by Article 11 of this Plan, or a grant or sale of Restricted Shares, Restricted Stock Units, or other awards contemplated by Article 11 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

2.19 “Director” means any individual who is a member of the Board of Directors; provided, however, that any member of the Board of Directors who is employed by the Company shall be considered an Employee under this Plan.

2.20 “Disability” means, unless otherwise set forth in an applicable Award Agreement by the Committee and as determined by the Committee in its sole discretion, a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

2.21 “Distribution Date” means the effective date of the distribution, in connection with the Spin-off, of Shares to the holders of common stock of BWXT.

2.22 “Economic Value Added” means net operating profit after tax minus the product of capital and the cost of capital.

2.23 “Effective Date” shall mean                 , 2015.

2.24 “Employee” means any person who is employed by the Company.

2.25 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

2.26 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.27 “Fair Market Value” of a Share shall mean, as of a particular date, (a) if Shares are listed on a national securities exchange, the closing sales price per Share on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (b) if Shares are not so listed but are traded on an over-the-counter market, the mean between the closing bid and asked prices for Shares on that date, or, if there are no such quotations available for that date, on the last preceding date for which such quotations are available, as reported by the National Quotation Bureau Incorporated, or (c) if no Shares are publicly traded, a value determined in good faith by the Committee, provided that such value is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

2.28 “Fiscal Year” means the year commencing January 1 and ending December 31.

2.29 “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Article 7 of this Plan that is not granted in tandem with an Option.

2.30 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 hereof and which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422, or any successor provision.

2.31 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and which is not an Incentive Stock Option.

2.32 “Officer” means an Employee of the Company included in the definition of “Officer” under Section 16 of the Exchange Act and rules and regulations promulgated thereunder or such other Employees who are designated as “Officers” by the Board.

2.33 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.34 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.35 “Participant” means an eligible Officer, Director, Consultant or Employee who has been selected for participation in this Plan in accordance with Section 5.2. Notwithstanding any provision of this Plan to the contrary, the term “Participant” shall also include a BWXT Participant; provided that, pursuant to Article 23, a BWXT Participant who is not otherwise eligible to be a Participant pursuant to the previous sentence of this definition may receive only Adjusted Awards.

2.36 “Performance-Based Award” means an Award (other than an Option) that is designed to qualify for the Performance-Based Exception.

2.37 “Performance-Based Exception” means the performance-based exception from the deductibility limitations of Section 162(m) of the Code.

2.38 “Performance Period” means, with respect to a Performance-Based Award, the period of time during which the performance goals specified in such Award must be met in order to determine the degree of payout and/or vesting with respect to that Performance-Based Award, and with respect to an Award that is not a Performance-Based Award, the period of time during which the performance goals specified in such Award must be met in order to determine the degree of payout and/or vesting with respect to such Award.

2.39 “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Article 9 of this Plan.

2.40 “Performance Unit” means a bookkeeping entry awarded pursuant to Article 9 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

2.41 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its sole discretion) as set forth in the related Award Agreement, and/or the Shares are subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), as provided in Article 8 hereof.

2.42 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” (as that term is used in Section 13(d)(3) thereof).

2.43 “Restricted Stock” means Shares granted or sold pursuant to Article 8 of this Plan as to which neither the substantial risk of forfeiture (within the meaning of Section 83 of the Code) nor the prohibition on transfers has expired.

2.44 “Restricted Stock Unit” or “RSU” means a contractual promise to distribute to a Participant one Share and/or cash equal to the Fair Market Value of one Share, determined in the sole discretion of the Committee, which shall be delivered to the Participant upon satisfaction of the vesting and any other requirements set forth in the related Award Agreement.

2.45 “Retirement” shall have the meaning ascribed to such term by the Committee, as set forth in the applicable Award Agreement.

2.46 “Shares” means the common stock, par value $         per share, of the Company.

2.47 “Spread” means the excess of the Fair Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option or Free-Standing Appreciation Right, respectively.

2.48 “Subsidiary” means any corporation, partnership, joint venture, affiliate or other entity in which the Company has a majority voting interest; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

2.49 “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Article 7 of this Plan that is granted in tandem with an Option.

2.50 “Vesting Period” means the period during which an Award granted hereunder is subject to a service or performance-related restriction, as set forth in the related Award Agreement.

ARTICLE 3

Administration

3.1 The Committee. This Plan shall be administered by the Committee or, prior to the initial formation of such Committee, the Board, each as constituted from time to time. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee, after its initial formation, shall be composed of not less than three members of the Board, each of whom shall (a) meet all applicable independence requirements of the New York Stock Exchange, or if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange on which the Shares are traded, (b) be a “non-employee director” within the meaning of Rule 16b-3 and (c) be an “outside director” within the meaning of Section 162(m) of the Code. The Committee may from time to time delegate all or any part of its authority under this Plan to any subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

3.2 Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-Laws of the Company (each as amended from time to time), the Committee shall have full and exclusive power and authority to take all actions specifically contemplated by this Plan or that are necessary or appropriate in connection with the administration hereof and shall also have full and exclusive power and authority to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as the Committee may deem necessary or proper. The Committee shall have full power and sole discretion to: select Officers, Directors, Consultants, Employees and BWXT Participants who shall be granted Awards under this Plan; determine the sizes and types of Awards (including Adjusted Awards); determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted; determine the terms and conditions of Awards in a manner consistent with this Plan; determine whether the conditions for earning an Award have been met and whether a Performance-Based Award will be paid at the end of an applicable performance period; determine the guidelines and/or procedures for the payment or exercise of Awards; and determine whether a Performance-Based Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether a Performance-Based Award granted to an Officer should qualify as performance-based compensation. The Committee may, in its sole discretion, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or any Award or otherwise amend or modify any Award in any manner that is either (a) not adverse to the Participant to whom such Award was granted or (b) consented to in writing by such Participant, and (c) consistent with the requirements of Section 11.2, Section 11.3 and Section 409A of the Code, if applicable. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of this Plan. As permitted by law and the terms of this Plan, the Committee may delegate its authority as identified herein.

3.3 Delegation of Authority. To the extent permitted under applicable law, the Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that (a) the Committee may not delegate any authority to grant Awards to an Employee who is an officer, director or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any person subject to Section 162(m) of the Code, (b) the resolution providing for such authorization to grant Awards sets forth the total number of Shares such officer(s) may grant and the terms of any Award that such officer(s) may grant, and (c) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons concerned, including the Company, its stockholders, Officers, Directors, Employees, Consultants, Participants and their estates and beneficiaries. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

3.5 Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

ARTICLE 4

Shares Subject to this Plan

4.1 Number of Shares Available for Grants of Awards. Subject to adjustment as provided in Section 4.4 hereof, there are reserved for Awards under this Plan                 (                ) Shares. Shares subject to Awards under this Plan that are cancelled, forfeited, terminated or expire unexercised, or are settled in cash, in whole or in part, shall immediately become available for the granting of Awards under this Plan to the extent of such cancellation, forfeiture, termination, expiration or cash settlement. Additionally, the Committee may from time to time adopt and observe such procedures concerning the counting of Shares against this Plan maximum as it may deem appropriate, provided that notwithstanding anything to the contrary contained herein, the following Shares will not be added to the aggregate number of Shares available for Awards under this Section 4.1: (a) Shares tendered or otherwise used in payment of the Option Price of an Option, (b) Shares withheld or otherwise used by the Company to satisfy a tax withholding obligation, (c) Shares subject to an Appreciation Right that are not actually issued in connection with its Shares settlement on exercise thereof, and (d) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options. The Shares reserved for issuance under this Section 4.1 may be Shares of original issuance or Shares held in treasury, or a combination thereof.

4.2 Limits on Grants in Any Fiscal Year. The following rules (“Award Limitations”) shall apply to grants of Awards under this Plan:

(a) Option and Appreciation Rights. The maximum aggregate number of Shares issuable pursuant to Awards of Options and/or Appreciation Rights that may be granted in any one Fiscal Year of the Company to any one Participant shall be                 (                ).

(b) Restricted Stock and Restricted Stock Units. The maximum aggregate number of Shares subject to Performance-Based Awards of Restricted Stock and RSUs that may be granted in any one Fiscal Year to any one Participant shall be                 (                ).

(c) Performance Shares. The maximum aggregate number of Shares subject to Performance-Based Awards of Performance Shares that may be granted in any one Fiscal Year to any one Participant shall be                 (                ).

(d) Performance Units. The maximum aggregate cash payout with respect to Performance-Based Awards of Performance Units granted in any one Fiscal Year to any one Participant shall be $        , with such cash value determined as of the Date of Grant.

(e) Cash Incentive Awards. The maximum aggregate cash payout with respect to Performance-Based Awards of Cash Incentive Awards granted in any one Fiscal Year to any one Participant shall be $        .

(f) Other Awards. The maximum aggregate cash payout with respect to Performance-Based Awards of other awards payable in cash under Article 11 granted in any one Fiscal Year to any one Participant shall be $        , with such cash value determined as of the Date of Grant.

4.3 Limit on Incentive Stock Options. Notwithstanding anything in this Article 4 or elsewhere in this Plan to the contrary and subject to adjustment as provided in Section 4.4, the maximum aggregate number of Shares actually issued pursuant to the exercise of Awards of Incentive Stock Options shall be                 (                ).

4.4 Adjustments in Authorized Shares. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

If there shall be any change in the Shares of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall adjust, in such manner as it deems equitable and that complies with Section 409A of the Code, as applicable, the number and kind of Shares that may be granted as Awards under this Plan, the number and kind of Shares subject to outstanding Awards, the exercise or other price applicable to outstanding Awards, the Awards Limitations (to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify), the Fair Market Value of the Shares and other value determinations and other terms applicable to outstanding Awards; provided, however, that the number of Shares subject to any Award shall always be a whole number. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its sole discretion, to: (a) grant or assume Awards by means of substitution of new Awards, as appropriate, for previously granted Awards or to assume previously granted Awards as part of such adjustment; (b) make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of Options that remain unexercised at the time of such transaction; (c) provide for the acceleration of the vesting and exercisability of Options and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof; (d) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards as of the date of such event, which, in the case of any Option or Appreciation Right, shall be the amount equal to the excess of the Fair Market Value of a Share as of such date over the per-share exercise price for such Option or Base Price for such Appreciation Right (for the avoidance of doubt, if such exercise price or Base Price is less than such Fair Market Value, the Option or Appreciation Right may be canceled for no consideration); or (e) cancel Awards that are Options or Appreciation Rights and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee shall provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, shall determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

ARTICLE 5

Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include all Officers, Directors, Employees, Consultants and, only with respect to Adjusted Awards, BWXT Participants, as determined in the sole discretion of the Committee.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all Officers, Directors, Employees, Consultants, and BWXT Participants, those to whom Awards (or Adjusted Awards) shall be granted and shall determine the nature and amount of each Award. No Officer, Director, Employee or Consultant shall have the right to be selected for participation in this Plan, or, having been so selected, to be selected to receive a future award.

ARTICLE 6

Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, upon such terms, at any time, and from time to time, as shall be determined by the Committee; provided, however, that ISOs may be awarded only to Employees who meet the definition of “employees” under Section 3401(c) of the Code. Subject to the terms of this Plan, the Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant.

6.2 Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains (subject to the limitations set forth in Article 4 of this Plan), and such other provisions as the Committee shall determine that are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO (provided that, in the absence of such specification, the Option shall be an NQSO).

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, that, subject to any subsequent adjustment that may be made pursuant to the provisions of Section 4.4 hereof, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant (except with respect to Adjusted Awards or awards under Article 22 of this Plan). Except as otherwise provided in Section 4.4 hereof, without prior stockholder approval, no repricing of Options awarded under this Plan shall be permitted such that the terms of outstanding Options may not be amended to reduce the Option Price; further, except as otherwise provided in Section 4.4 hereof, without prior stockholder approval, Options may not be replaced or regranted through cancellation, in exchange for cash or other Awards, or if the effect of the replacement or regrant would be to reduce the Option Price of the Options or would constitute a repricing under generally accepted accounting principles in the United States (as applicable to the Company’s public reporting).

6.4 Duration of Options. Subject to any earlier expiration that may be effected pursuant to the provisions of Section 4.4 hereof, each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that an Option shall not be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant, and may provide that such Options be exercised early, including in the event of the retirement, death or disability of a Participant; provided, however, that in the event of a Change in Control, a grant of an Option (excluding an Option that is an Adjusted Award) may only provide for the earlier exercise of such Option where either (a) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (b) such Option is not assumed or converted into replacement awards in a manner described in the Award Agreement. The exercise of an Option will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Article 7 of this Plan.

6.6 Payment. (a) Any Option granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company in the manner prescribed in the related Award Agreement, setting forth the number of Shares with respect to which the Option is to be exercised, and either (i) accompanied by full payment of the Option Price for the Shares issuable on such exercise or (ii) exercised in a manner that is in accordance with applicable law and the “cashless exercise” procedures (if any) approved by the Committee involving a broker or dealer.

(b) The Option Price upon exercise of any Option shall be payable to the Company in full: (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds; (ii) by tendering previously acquired Shares owned by the Participants having a value at the time of exercise equal to the total Option Price; (iii) subject to any conditions or limitations established by the Committee, by the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement; (iv) by a combination of such methods of payment; or (v) any other method approved by the Committee, in its sole discretion.

(c) Subject to any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Plan as it may deem advisable, including, without limitation, restrictions under applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment, Service or Directorship. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to an Option Award, need not be uniform among all Options granted pursuant to this Article 6 and may reflect distinctions based on the reasons for termination.

6.9 Transferability of Options.

(a) Incentive Stock Options. No ISO granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, all ISOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, NQSOs granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

6.10 No Dividend Rights. Options granted under this Plan may not provide for any dividend or dividend equivalents thereon.

6.11 Deferred Payment. To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

6.12 Performance Goals. Any grant of Options may specify performance goals that must be achieved as a condition to the exercise of such Options.

ARTICLE 7

Appreciation Rights

7.1 Grant of Appreciation Rights. Subject to the terms and provisions of this Plan, the Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (a) to any Optionee, of Tandem Appreciation Rights in respect of Options granted hereunder, and (b) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Options; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

7.2 Appreciation Rights Award Agreement. Each Appreciation Right grant shall be evidenced by an Award Agreement that shall specify the Base Price (if applicable), the duration of the Appreciation Right, identify the related Options (if applicable), and such other provisions as the Committee shall determine that are not inconsistent with the terms of this Plan.

7.3 Payment. Each grant of Appreciation Rights may specify that the amount payable on exercise of an Appreciation Right (a) will be paid by the Company in cash, Shares or any combination thereof and (b) may not exceed a maximum specified by the Committee at the Date of Grant.

7.4 Waiting Period and Exercisability. Any grant of Appreciation Rights may specify waiting periods before exercise and permissible exercise dates or periods. Furthermore, each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable. Moreover, any grant of Appreciation Rights may provide that such Appreciation Rights be exercised early, including in the event of the retirement, death or disability of a Participant; provided, however, that in the event of a Change in Control, a grant of Appreciation Rights (excluding Appreciation Rights that are an Adjusted Award) may only provide for the earlier exercise of such Appreciation Rights where either (a) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (b) such Appreciation Rights are not assumed or converted into replacement awards in a manner described in the Award Agreement.

7.5 Performance Goals. Any grant of Appreciation Rights may specify performance goals that must be achieved as a condition of the exercise of such Appreciation Rights.

7.6 Termination of Employment, Service or Directorship. Each Appreciation Rights Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Appreciation Rights following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to an Appreciation Rights Award, need not be uniform among all Appreciation Rights granted pursuant to this Article 7 and may reflect distinctions based on the reasons for termination.

7.7 Tandem Appreciation Rights. Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Option for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

7.8 No Dividend Rights. Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

7.9 Transferability. Except as otherwise provided in a Participant’s Award Agreement, Appreciation Rights granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s Award Agreement, all Appreciation Rights granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

7.10 Free-Standing Appreciation Rights. These terms apply only to Free-Standing Appreciation Rights:

(a) Base Price. Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which (except with respect to awards under Article 22 of this Plan) may not be less than the Fair Market Value per Share on the Date of Grant. Except as otherwise provided in Section 4.4 hereof, without prior stockholder approval, no repricing of Appreciation Rights awarded under this Plan shall be permitted such that the terms of outstanding Appreciation Rights may not be amended to reduce the Base Price; further, except as otherwise provided in Section 4.4 hereof, without prior stockholder approval, Appreciation Rights may not be replaced or regranted through cancellation, in exchange for cash or other Awards, or if the effect of the replacement or regrant would be to reduce the Base Price of the Appreciation Rights or would constitute a repricing under generally accepted accounting principles in the United States (as applicable to the Company’s public reporting).

(b) Duration. No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

ARTICLE 8

Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant or sell Shares as Restricted Stock (“Shares of Restricted Stock”) to Participants in such amounts as the Committee shall determine.

8.2 Restricted Stock Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted or to be sold, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in the Participant’s related Award Agreement and/or this Article 8, the Shares of Restricted Stock granted or sold to a Participant under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the related Award Agreement entered into with that Participant, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of Restricted Stock in violation of this Section 8.3 shall be null and void.

8.4 Other Restrictions. (a) The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable U.S. federal or state securities laws. Further, a grant or sale of Shares of Restricted Stock may provide for earlier termination of restrictions, including in the event of the retirement, death or disability of a Participant; provided, however, that in the event of a Change in Control, a grant or sale of Shares of Restricted Stock (excluding Shares of Restricted Stock that are an Adjusted Award) may only provide for the earlier termination of restrictions where either (i) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (ii) such Shares of Restricted Stock are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(b) Unless otherwise directed by the Committee, (i) all certificates representing Shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock.

8.5 Removal of Restrictions. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award made under this Plan shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or have lapsed.

8.6 Voting Rights. To the extent permitted by the Committee or required by law, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the applicable Period of Restriction.

8.7 Dividends. During the applicable Period of Restriction, Participants holding Shares of Restricted Stock granted or sold hereunder shall, unless the Committee otherwise determines, be credited with cash dividends paid with respect to the Shares, in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that it deems appropriate; provided, however, that dividends or other distributions on Shares of Restricted Stock that lapse as a result of the achievement of performance goals will be deferred until and paid contingent upon the achievement of the applicable performance goals.

8.8 Termination of Employment, Service or Directorship. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to Shares of Restricted Stock, need not be uniform among all Shares of Restricted Stock granted pursuant to this Article 8 and may reflect distinctions based on the reasons for termination.

ARTICLE 9

Performance Units, Performance Shares and Cash Incentive Awards

9.1 Grant of Performance Units, Performance Shares and Cash Incentive Awards. Subject to the terms of this Plan, Performance Units, Performance Shares and Cash Incentive Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Award Agreement. Each Award of Performance Units, Performance Shares or Cash Incentive Award shall be evidenced by an Award Agreement that shall specify the Performance Period, the number of Performance Units or Performance Shares or amount of Cash Incentive Award granted, and such other provisions as the Committee shall determine. Further, the Performance Period may be subject to earlier lapse or modification, including in the event of retirement, death or disability of a Participant; provided, however, that in the event of a Change in Control, the Performance Period for such Performance Units, Performance Shares or Cash Incentive Award (excluding an award that is an Adjusted Award) may be subject to earlier lapse or modification only where either (a) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (b) such Performance Units, Performance Shares or Cash Incentive Awards are not assumed or converted into replacement awards in a manner described in the Award Agreement; further provided, that no such adjustment will be made in the case of a Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Award Agreement will specify the time and terms of delivery.

9.3 Value of Performance Units, Performance Shares and Cash Incentive Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units, Performance Shares or Cash Incentive Awards which will be paid out to the Participant.

9.4 Earning of Performance Units, Performance Shares and Cash Incentive Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash Incentive Awards shall be entitled to receive payment of the number and value of Performance Units, Performance Shares or Cash Incentive Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.5 Form and Timing of Payment of Performance Units, Performance Shares and Cash Incentive Awards. Subject to the provisions of Article 13 hereof or as otherwise determined by the Committee in the Award Agreement, payment of earned Performance Units, Performance Shares or Cash Incentive Awards to a Participant shall be made no later than March 15 following the end of the calendar year in which such Performance Units, Performance Shares or Cash Incentive Awards vest, or as soon as administratively practicable thereafter if payment is delayed due to unforeseeable events. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Any Shares issued or transferred to a Participant for this purpose may be granted subject to any restrictions that are deemed appropriate by the Committee.

9.6 Termination of Employment, Service or Directorship. Each Award Agreement providing for a Performance Unit, Performance Share or Cash Incentive Award shall set forth the extent to which the Participant shall have the right to receive a payout of cash or Shares with respect to unvested Performance Units, Performance Shares or Cash Incentive Award following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Awards of Performance Units, Performance Shares or Cash Incentive Awards granted pursuant to this Article 9 and may reflect distinctions based on the reasons for termination.

9.7 Transferability. Except as otherwise provided in a Participant’s related Award Agreement, Performance Units, Performance Shares and Cash Incentive Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s related Award Agreement, a Participant’s rights with respect to Performance Units, Performance Shares or Cash Incentive Awards granted to that Participant under this Plan shall be exercisable during the Participant’s lifetime only by the Participant. Any attempted assignment of Performance Units, Performance Shares or Cash Incentive Award in violation of this Section 9.7 shall be null and void.

9.8 Voting Rights and Dividends. During the applicable Vesting Period, Participants holding Performance Units or Performance Shares shall not have voting rights with respect to the Shares underlying such units or shares. During the applicable Vesting Period, Participants holding Performance Units or Performance Shares granted hereunder shall, unless the Committee otherwise determines, be credited with dividend equivalents, in the form of cash or additional Performance Units or Performance Shares (as determined by the Committee in its sole discretion), if a cash dividend is paid with respect to the Shares. The extent to which dividend equivalents shall be credited shall be determined in the sole discretion of the Committee. Such dividend equivalents shall be subject to a Vesting Period equal to the remaining Vesting Period of the Performance Units or Performance Shares with respect to which the dividend equivalents are paid. Dividend equivalents credited with respect to Performance Units or Performance Shares that do not vest shall be forfeited.

ARTICLE 10

Restricted Stock Units

10.1 Grant of RSUs. Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant or sell RSUs to eligible Participants in such amounts as the Committee shall determine.

10.2 RSU Award Agreement. Each RSU Award to a Participant shall be evidenced by an RSU Award Agreement entered into with that Participant, which shall specify the Vesting Period, the number of RSUs granted, the time and manner of payment for earned RSUs, and such other provisions as the Committee shall determine in its sole discretion. Further, any grant or sale of Restricted Stock Units may provide for the early termination of restrictions, including in the event of retirement, death or disability of a Participant; provided, however, that in the event of a Change of Control, a grant or sale of Restricted Stock Units (excluding Restricted Stock Units that are an Adjusted Award) may provide for the earlier termination of restrictions only where either (a) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (b) such Restricted Stock Units are not assumed or converted into replacement awards in a manner described in the Award Agreement; further provided, that no award of Restricted Stock Units intended to be a Performance-Based Award will provide for such early lapse or modification of the Restriction Period (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Performance-Based Award.

10.3 Transferability. Except as provided in a Participant’s related Award Agreement, RSUs granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s related Award Agreement, a Participant’s rights with respect to an RSU Award granted to that Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of an RSU Award in violation of this Section 10.3 shall be null and void.

10.4 Form and Timing of Delivery. If a Participant’s RSU Award Agreement provides for payment in cash, payment equal to the Fair Market Value of the Shares underlying the RSU Award, calculated as of the last day of the applicable Vesting Period, shall be made in a single lump-sum payment. If a Participant’s RSU Award Agreement provides for payment in Shares, the Shares underlying the RSU Award shall be delivered to the Participant. Subject to the provisions of Article 13 hereof or as otherwise determined by the Committee in the Award Agreement, such payment of cash or Shares shall be made no later than March 15 following the end of the calendar year during which the RSU Award vests, or as soon as practicable thereafter if payment is delayed due to unforeseeable events. Such delivered Shares shall be freely transferable by the Participant.

10.5 Voting Rights and Dividends. During the applicable Vesting Period, Participants holding RSUs shall not have voting rights with respect to the Shares underlying such RSUs. During the applicable Vesting Period, Participants holding RSUs granted hereunder shall, unless the Committee otherwise determines, be credited with dividend equivalents, in the form of cash or additional RSUs (as determined by the Committee in its sole discretion), if a cash dividend is paid with respect to the Shares. The extent to which dividend equivalents shall be credited shall be determined in the sole discretion of the Committee. Such dividend equivalents shall be subject to a Vesting Period equal to the remaining Vesting Period of the RSUs with respect to which the dividend equivalents are paid. Dividend equivalents credited with respect to Performance Units/Shares that do not vest shall be forfeited.

10.6 Termination of Employment, Service or Directorship. Each RSU Award Agreement shall set forth the extent to which the applicable Participant shall have the right to receive a payout of cash or Shares with respect to unvested RSUs following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to RSUs, need not be uniform among all RSUs granted pursuant to this Article 10 and may reflect distinctions based on the reasons for termination.

ARTICLE 11

Other Awards

11.1 Grant of Other Awards. Subject to applicable law and the limit set forth in Article 3 of this Plan, the Committee may grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Article 11 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Shares, other awards, notes or other property, as the Committee determines.

11.2 Tandem Awards. Cash awards, as an element of, or supplement to, any other award granted under this Plan, may also be granted pursuant to this Article 11.

11.3 Shares as Bonus. The Committee may grant Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

11.4 Early Terminations. Any grant of an award under this Article 11 may provide for the early vesting or termination of restrictions, including in the event of retirement, death or disability of a Participant; provided, however, that in the event of a Change in Control, any grant of an award under this Article 11 (excluding an award that is an Adjusted Award) may provide for the earlier termination of restrictions on such award only where either (a) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (b) such award granted under this Article 11 is not assumed or converted into replacement awards in a manner described in the Award Agreement; further provided, that no award granted under this Article 11 that is intended to be a Performance-Based Award will provide for such early lapse or modification (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Performance-Based Award. In such event, the Award Agreement will specify the time and terms of delivery.

ARTICLE 12

Performance Measures

12.1 Performance Measures. Unless and until the Committee proposes and stockholders approve a change in the general performance measures set forth in this Article 12, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such Performance-Based Awards shall be chosen from among the following alternatives:

(a) Cash Flow (including operating cash flow and free cash flow);

(b) Cash Flow Return on Capital;

(c) Cash Flow Return on Assets;

(d) Cash Flow Return on Equity;

(e) Net Income;

(f) Return on Capital;

(g) Return on Invested Capital;

(h) Return on Assets;

(i) Return on Equity;

(j) Share Price;

(k) Earnings Per Share (basic or diluted);

(l) Earnings Before Interest and Taxes;

(m) Earnings Before Interest, Taxes, Depreciation and Amortization;

(n) Total and Relative Shareholder Return;

(o) Operating Income;

(p) Return on Net Assets;

(q) Gross or Operating Margins;

(r) Safety; and

(s) Economic Value Added or EVA.

Subject to the terms of this Plan, each of these measures may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. Each of these measures may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. Furthermore, in the case of a Performance-Based Award, each performance measure will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Section 162(m) of the Code, may include or exclude specified research and development expenses, acquisition costs, operating expenses from acquired businesses or corporate transactions, and such other unusual or [infrequent] items as defined by the Committee in its sole discretion and as identified on the Date of Grant.

Notwithstanding the foregoing, with respect to an Adjusted Award, performance measures shall mean any performance objectives defined in the applicable Award Agreement.

12.2 Adjustments. The Committee shall have the sole discretion to adjust determinations of the degree of attainment of the pre-established performance goals; provided, however, that, except in connection with a Change in Control, a Performance-Based Award may not be adjusted in a manner that would result in the Award no longer qualifying for the Performance-Based Exception. The Committee shall retain the discretion to adjust such Awards downward.

12.3 Compliance with Code Section 162(m). In the event that applicable tax and/or securities laws or regulations change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval; provided that after such change or changes the Award continues to qualify for the Performance-Based Exception. In addition, in the event that the Committee determines that it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and the regulations issued thereunder. Any performance-based Awards granted to Officers or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such performance measure(s) and be subject to such terms, conditions and restrictions as the Committee shall determine.

ARTICLE 13

Deferrals

The Committee may, in its sole discretion, permit selected Participants to elect to defer payment of some or all types of Awards, or may provide for the deferral of an Award in an Award Agreement; provided, however, that the timing of any such election and payment of any such deferral shall be specified in the Award Agreement and shall conform to the requirements of Section 409A(a)(2), (3) and (4) of the Code and the regulations and rulings issued thereunder. Any deferred payment, whether elected by a Participant or specified in an Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

ARTICLE 14

Rights of Employees, Directors and Consultants

14.1 Employment or Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

14.2 No Contract of Employment. Neither an Award nor any benefits arising under this Plan shall constitute part of a Participant’s employment contract with the Company or any Subsidiary, and accordingly, subject to the provisions of Article 16 hereof, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary for severance payments.

14.3 Transfers Between Participating Entities. For purposes of this Plan, a transfer of a Participant’s employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, subject to the terms of this Plan, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the change in reporting relationships.

ARTICLE 15

Change in Control

The treatment of outstanding Awards upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, shall be determined in the sole discretion of the Committee in accordance with the terms of this Plan and shall be described in the Award Agreements and need not be uniform among all Participants or Awards granted pursuant to this Plan.

ARTICLE 16

Amendment, Modification and Termination

16.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate this Plan in whole or in part; provided, however, that stockholder approval shall be required for any amendment that materially alters the terms of this Plan or is otherwise required by applicable legal requirements. No amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant. Notwithstanding anything in this Plan to the contrary, Participant consent shall not be required for any amendment to Article 20 hereof or otherwise that is deemed necessary or appropriate by the Company to ensure compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or Section 10D of the Exchange Act, or any rules or regulations promulgated thereunder.

16.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. If permitted by Section 409A of the Code and Section 162(m) of the Code and subject to Sections 4.4 and 6.3 of this Plan, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate.

ARTICLE 17

Withholding

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Shares under this Plan, or at the time applicable law otherwise requires, an appropriate amount of cash or number of Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may permit withholding to be satisfied by the transfer to the Company of Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Shares are used to satisfy tax withholding, such Shares shall be valued at their fair market value on the date when the tax withholding is required to be made and the value withheld shall not exceed the minimum amount of taxes required to be withheld.

ARTICLE 18

Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom the Committee has delegated authority in accordance with Article 3 hereof, shall be indemnified and held harmless by the Company against and from: (a) any loss, cost, liability, or expense that may be imposed upon or reasonable incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan, except for any such action or failure to act that constitutes willful misconduct on the part of such person or as to which any applicable statute prohibits the Company from providing indemnification; and (b) any and all amounts paid by him or her in settlement of any claim, action, suit or proceeding as to which indemnification is provided pursuant to clause (a) of this sentence, with the Company’s approval, or paid by him or her in satisfaction of any judgment or award in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws (each, as amended from time to time), as a matter of law, or otherwise.

ARTICLE 19

Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the direct or indirect result of a merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or other transaction.

ARTICLE 20

Clawback Provisions

The ability of the Company and/or the Board to forfeit Awards granted or recover Awards paid under this Plan, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, may be determined in the sole discretion of the Committee and described in the Award Agreements and need not be uniform among all Participants or Awards granted pursuant to this Plan.

ARTICLE 21

General Provisions

21.1 Restrictions and Legends. No Shares or other form of payment shall be issued or transferred with respect to any Award unless the Company shall be satisfied that such issuance or transfer will be in compliance with applicable U.S. federal and state securities laws. The Committee may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares for investment without a view to distribution thereof. Any certificates evidencing Shares delivered under this Plan (to the extent that such Shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or to which they are admitted for quotation and any applicable U.S. federal or state securities law. In addition to any other legend required by this Plan, any certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

21.3 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.4 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.5 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or transaction reporting system on which the Shares are listed or to which the Shares are admitted for quotation.

21.6 Unfunded Plan. Insofar as this Plan provides for Awards of cash, Shares or rights thereto, it will be unfunded. Although the Company may establish bookkeeping accounts with respect to Participants who are entitled to cash, Shares or rights thereto under this Plan, it will use any such accounts merely as a bookkeeping convenience. Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in this Plan. This Plan is not intended to be subject to ERISA.

21.7 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.8 Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflicts of laws provisions thereof that would result in the application of the laws of any other jurisdiction.

21.9 Compliance with Code Section 409A. (a) To the extent applicable, it is intended that this Plan and any grant made hereunder comply with or be exempt from the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administered and interpreted in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the first business day of the seventh month after such separation from service.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

ARTICLE 22

Stock-Based Awards in Substitution for Options or Awards Granted by Other Company

Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Article 4 of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will be added to the aggregate plan limit contained in Article 4 of the Plan.

ARTICLE 23

BWXT Awards

The Company is authorized to issue Adjusted Awards to BWXT Participants in connection with the adjustment and replacement by BWXT of certain stock options, stock appreciation rights, restricted shares, restricted stock units, deferred shares, and performance shares previously granted by BWXT. Notwithstanding any other provision of this Plan to the contrary, the number of Shares to be subject to an Adjusted Award and the other terms and conditions of each Adjusted Award, including option exercise price, as applicable, shall be determined by the Committee, all in accordance with the terms of the Employee Matters Agreement.